NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                [GRAPHIC OMITTED]

                                                           ---------------------
                                                           CUSIP NO. 89626R 20 6
                                                           ---------------------

     NUMBER                         TRIMFAST                        SHARES
[GRAPHIC OMITTED]                  GROUP, INC.                 [GRAPHIC OMITTED]

                   AUTHORIZED COMMON STOCK: 100,000,000 SHARES
                                PAR VALUE: $.001

                                    SPECIMEN


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


                   Shares of TRIMFAST GROUP, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ [ILLEGIBLE]                                       /s/ [ILLEGIBLE]
--------------------------                            --------------------------
                 SECRETARY                                             PRESIDENT

                                     [SEAL]

                              TRIMFAST GROUP, INC.

                                   CORPORATE
                                      Seal

                                     NEVADA

                                      *****

[LOGO] INTERWEST TRANSFER CO. INC.     P.O. BOX 17136/SALT LAKE CITY, UTAH 84117
                                       COUNTERSIGNED AND REGISTERED  [ILLEGIBLE]